QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.4

Consent of Porter Keadle Moore, LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated February 3, 1999, accompanying the consolidated financial statements of Georgia Bancshares, Inc. and subsidiary appearing in the Annual Report of Main Street Banks, Inc. on Form 10-K for the year ended December 31, 2000, and in the Current Report on Form 8-K, dated May 14, 2001 of Main Street Banks, Inc. which are incorporated by reference in this Registration Statement on Form S-8 related to the Main Street Banks, Inc. Omnibus Stock Ownership and Long-Term Incentive Plan. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.

                      \s\ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
July 10, 2001

QuickLinks

EXHIBIT 23.4
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS